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                                                                    Exhibit 23.3

RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                                      March 24, 2003


Board of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
1115 30th Street, N.W.
Washington, DC  20007

Members of the Board:

     We hereby consent to the use of our firm's name in Form S-1 Registration Statement, and any amendments thereto, for NCRIC Group, Inc., Washington, DC. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of NCRIC Group, Inc.

                                                Sincerely,

                                                RP FINANCIAL, LC.

                                                /s/ RP Financial, LC.



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